EXHIBIT 10.32

REINSTATMENT OF AND FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This Reinstatement of and First Amendment to Purchase and Sale Agreement (“First Amendment”) is made and entered into as of January 23, 2019, by and between IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company (“Seller”), and B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company (“Buyer”).

RECITALS

A.Seller and Buyer are parties to that certain Purchase and Sale Agreement bearing an Effective Date of December 21, 2018 (“Agreement”), for the purchase and sale of certain Property, as particularly defined in the Agreement. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Agreement.

B.Buyer sent to Seller a certain notice of termination of the Agreement, effective as of January 22, 2019.

C.Buyer hereby rescinds the termination and the parties agree to reinstate the Agreement as set forth herein.

D.Seller and Buyer desire to modify the terms of the Agreement pursuant to the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree as follows:

1.The Recitals set forth above are true and correct and are adopted and incorporated herein by reference as if more fully set forth at length.

2.In Section 5.2a. of the Agreement, that portion of the fourth sentence that presently reads “Buyer shall have until five (5) business days after receipt of the Title Commitment and Updated Survey, if applicable (the “Title Review Period”)” is changed in its entirety to read “Buyer shall have until January 25, 2019 (the “Title Review Period”).”

3.In Section 5.3a. of the Agreement, the second sentence is deleted in its entirety, and that portion of the third sentence that presently reads “Within fifteen (15) days after the Effective Date (the “Loan Assumption Submission Date”)” is changed in its entirety to read “No later than January 25, 2019 (the “Loan Assumption Submission Date”).” In addition, Buyer agrees to order and pay for all third party reports related to the Loan Assumption by no later than January 25, 2019.

4.The Due Diligence Period as set forth in Section 7.2a shall expire on January 25, 2019; provided, however, that the Due Diligence Period shall be extended until February 19, 2019 for only the following items: (a) Buyer’s receipt and review of an appraisal of the Property; (b) Buyer’s receipt and review of a Phase I environmental report for the Property; (c) Buyer’s receipt and review of a property condition report for the Property; and (d) Buyer’s completion of its equity structure for the transaction.

5.Except as set forth herein, the Agreement shall remain in full force and effect and unmodified, and the Agreement, as amended hereby, is hereby ratified, confirmed and approved in all respects.  In the event of a conflict between the terms and conditions of the Agreement and this First Amendment, the terms and conditions of this First Amendment shall prevail.

6.To facilitate execution, this First Amendment may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. A counterpart sent by electronic mail (including a PDF by e-mail) or facsimile shall constitute the same as delivery of the original of such executed counterpart.  Any signature page of a counterpart may be detached from any counterpart and attached to any other counterpart.

IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the date first written above.

SELLER:

IRESI MONTGOMERY MITYLENE, L.L.C.,
a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

By:	Inland Residential Properties Trust, Inc.,
a Maryland corporation, its general partner

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Its:	CFO

BUYER:

B & M DEVELOPMENT COMPANY, L.L.C.,
an Alabama limited liability company

By:	/s/ John D. Blanchard
Name:	John D. Blanchard
Its:	Manager

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